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                                                                    EXHIBIT 21


Communitronics of America, Inc. has the following wholly owned corporate subsidiaries:

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

       Subsidiary                             State of Incorporation
       ----------                             ----------------------
20.    Data Paging, Inc.                      Mississippi

21.    Crescent Paging, Inc.                  Louisiana

22.    Radio Systems, Inc.                    Louisiana

23.    Communitronics, Inc.                   Alabama

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